EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT DSTRBRPT

Exhibit (d)(iv)

MiFID II product governance / Professional investors and ECPs only target market:

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

For the purposes of this provision, the expression “manufacturer” means the Dealer.

European Bank for Reconstruction and Development (the “Issuer”) does not fall under the scope of application of MiFID II. Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of MiFID II.

PRICING SUPPLEMENT

3 March 2025

European Bank for Reconstruction and Development
U.S.$235,000,000 Floating Rate Global Notes due 20 February 2028 (the “Notes”) (to be consolidated and form a single series with the Issuer’s U.S.$750,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 8 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 March 2024, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 20 February 2028 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 21 March 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 20 February 2028 issued on 27 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 April 2024, the Issuer’s U.S.$45,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 April 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 25 April 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 1 May 2024, the Issuer’s U.S.$200,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 May 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 20 February 2028 issued on 4 June 2024, the Issuer’s U.S. $50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 September 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 23 October 2024, the Issuer’s U.S.$35,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 October 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 January 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 February 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 February 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 February 2025, the Issuer’s U.S.$300,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2025 and the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 28 February 2025) issued pursuant to the European Bank for Reconstruction and Development EUR 60,000,000,000 Global Medium Term Note Programme for the issue of notes

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 3 July 2012 as supplemented by the Supplementary Offering Circulars dated 22 July 2019 and 13 June 2024 (together, the “Offering Circular”). This Pricing Supplement must be read in conjunction with such Offering Circular. Full information on the Notes is only available on the basis of the combination of this Pricing Supplement and the Offering Circular. The Offering Circular is available for viewing and copies may be obtained from the Issuer at 5 Bank Street, London, E14 4BG, United Kingdom.

SUMMARY OF THE NOTES
1	Specified Currency:	United States Dollar (“U.S.$”)
2	Nominal Amount:	U.S.$235,000,000
3	Type of Note:	Floating Rate
4	Issue Date:	5 March 2025
5	Issue Price:	100.199 per cent. of the Nominal Amount plus 13 days’ accrued interest (U.S.$1.69 per Specified Denomination to give U.S.$397,150 calculated on the Nominal Amount) from and including 20 February 2025 to but excluding the Issue Date
6	Maturity Date:	20 February 2028
7	Fungible with existing Notes:	Yes. The Notes will be consolidated and form a single series with the Issuer’s U.S.$750,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 8 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 March 2024, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 20 February 2028 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 21 March 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 20 February 2028 issued on 27 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 April 2024, the Issuer’s U.S.$45,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 April 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 25 April 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 1 May 2024, the Issuer’s U.S.$200,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 May 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 20 February 2028 issued on 4 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 September 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 23 October 2024, the Issuer’s U.S.$35,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 October 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 January 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 February 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 February 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 February 2025, the Issuer’s U.S.$300,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2025 and the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 28 February 2025, as at the Issue Date.

FORM OF THE NOTES
8	Form of Note:	Registered
9	New Global Note:	No
10	Specified Denomination(s):	U.S.$1,000
11	Exchange of Bearer Notes:	Not Applicable
12	(a) Talons for future Coupons to be attached to definitive Bearer Notes:	Not Applicable
	(b) Date(s) on which the Talons mature:	Not Applicable
13	(a) Depositary for and registered holder of Registered Global Note:	Registered Global Note to be deposited with, or on behalf of, DTC and registered in the name of Cede and Co. as nominee for DTC.
	(b) Exchange of Registered Global Note:	Registered Global Note will only be exchangeable for definitive Registered Notes upon 45 days’ written notice in the limited circumstances described on page 42 of the Offering Circular.
PROVISIONS RELATING TO INITIAL PAYMENT
14	Partly Paid Notes:	No
PROVISIONS RELATING TO INTEREST
15	Interest Commencement Date:	20 February 2025
16	Fixed Rate Notes:	Not Applicable
17	Zero Coupon Notes:	Not Applicable
18	Floating Rate Notes and Indexed Notes:	Applicable
	(a) Manner in which Rate of Interest is to be determined:	As set out in the Annex

	(b)	Margin(s):	Plus 0.33 per cent. per annum
	(c)	Minimum Rate of Interest (if any):	Zero per cent. per annum
	(d)	Maximum Rate of Interest (if any):	Not Applicable
	(e)	Floating Day Count Fraction	Actual/360
19	If ISDA Determination:		Not Applicable
20	If Screen Rate Determination:		Applicable, subject as provided in the Annex
	(a)	Reference Rate:	Compounded SOFR – see the Annex
	(b)	Relevant Screen Page:	The website of the Federal Reserve Bank of New York at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or any successor or replacement page on the website of the Federal Reserve Bank of New York or successor administrator
	(c)	Interest Determination Date:	Five U.S. Government Securities Business Days (as defined in the Annex) preceding the relevant Interest Payment Date
21	If Indexed:		Not Applicable
22	If Rate of Interest not to be determined by ISDA or Screen Rate Determination or by reference to an Index or Formula:		Not Applicable
23	General Provisions for Floating Rate Notes and Indexed Notes:
	(a)	Specified Period (or, in the case of Notes where the Interest Payment Date(s) are fixed), the Interest Payment Date(s):	Interest Payment Dates shall be 20 February, 20 May, 20 August and 20 November of each year from and including 20 May 2025, up to and including the Maturity Date, subject to adjustment in accordance with the Business Day Convention.
	(b)	Business Day Convention:	Modified Following Business Day
	(c)	Business Day definition if different from that in Condition 4(b)(i):	Condition 4(b)(i) applies and for the avoidance of doubt New York shall be the principal financial centre and London shall be the additional business centre.
	(d)	Calculation of interest to be adjusted in accordance with Business Day Convention specified above:	Yes
	(e)	Terms relating to calculation of Interest Amount:	Condition 4(b)(v) applies
	(f)	Party responsible for calculation of the Interest Amount:	Citibank, N.A., London Branch (the “Calculation Agent”)

	(g) Party responsible for making any determinations ancillary to or in connection with the calculation of the Interest Amount, including Rate of Interest (if applicable):	The Calculation Agent – see the Annex
	(h) Any amendment to the definition in Condition 4(b)(iii) of Euro-zone:	Not Applicable
PROVISIONS REGARDING PAYMENTS/DELIVERIES
24	Definition of “Payment Day” for the purpose of Condition 6(e) if different to that set out in Condition 6:	Condition 6(e) applies and, for the avoidance of doubt, New York shall be the principal financial centre and London shall be the additional business centre.
25	Dual Currency Notes:	Not Applicable
26	Physically Settled Notes:	Not Applicable
PROVISIONS REGARDING REDEMPTION/MATURITY
27	(a) Redemption at Issuer’s option:	Not Applicable
	(b) Redemption at Noteholder’s option:	Not Applicable
28	(a) Final Redemption Amount for each Note (other than an Indexed or Formula Note where the index or formula applies to the redemption amount):	100.00 per cent. per Specified Denomination
	(b) Final Redemption Amount for each Indexed Note where the Index or Formula applies to the Final Redemption Amount:	Not Applicable
29	Instalment Note:	Not Applicable
30	Early Redemption Amount for each Note payable on an event of default:	Condition 5(d) applies
DISTRIBUTION, CLEARING AND SETTLEMENT PROVISIONS
31	Method of distribution:	Non-Syndicated
32	If Syndicated, names and addresses of Managers or, if Non-Syndicated name and address of Dealer:	CIBC World Markets Corp. 300 Madison Avenue 8th Floor, New York 10017 NY United States of America
33	Date of Syndication Agreement:	Not Applicable
34	Stabilising Manager:	Not Applicable

35	Additional selling restrictions:	Not Applicable
36	Details of additional/alternative clearing system approved by the Issuer and the Agent:	Not Applicable
37	Intended to be held in a manner which would allow Eurosystem eligibility:	No
38	Common Code:	277000172
	ISIN Code:	US29875BAK26
	CUSIP Number:	29875BAK2
39	Listing:	Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and trading on the Main Market of the London Stock Exchange plc
40	In the case of Notes denominated in the currency of a country that subsequently adopts the euro in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, whether the Notes will include a redenomination clause providing for the redenomination of the Specified Currency in euro (a “Redenomination Clause”), and, if so specified, the wording of the Redenomination Clause in full and any wording in respect of redenominalisation and/or consolidation (provided they are fungible) with other Notes denominated in euro.	Not Applicable
41	Additional Information:	The provisions set out in the Annex shall apply to the Terms and Conditions in accordance herewith.
42	Total Commissions:	0.028 per cent. of the Nominal Amount of the Notes.

This Pricing Supplement comprises the pricing supplement required for issue and admission to trading on the London Stock Exchange plc’s Main Market of the Notes described herein pursuant to the Euro 60,000,000,000 Global Medium Term Note Programme for the issue of notes of European Bank for Reconstruction and Development as from 5 March 2025 or as soon as practicable thereafter.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement other than the information contained under the heading “MiFID II product governance / Professional investors and ECPs only target market”.

For and on behalf of

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:	/s/ Stefan Filip
Authorised signatory

PART B – OTHER INFORMATION

1	LISTING

Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and to trading on the Main Market of the London Stock Exchange plc with effect from 5 March 2025 or as soon as practicable thereafter. No assurance can be given that such listing and admission to trading will be obtained on such date, or, if obtained, that it will be maintained.

The Notes will be consolidated and form a single series with the Issuer’s U.S.$750,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 8 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 March 2024, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 20 February 2028 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 21 March 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 20 February 2028 issued on 27 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 April 2024,the Issuer’s U.S.$45,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 April 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 25 April 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 1 May 2024, the Issuer’s U.S.$200,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 May 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 20 February 2028 issued on 4 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 September 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 23 October 2024, the Issuer’s U.S.$35,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 October 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 January 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 February 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 February 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 February 2025, the Issuer’s U.S.$300,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2025 and the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 28 February 2025, which are admitted to trading on the Main Market of the London Stock Exchange plc.

2	RATINGS	The Issuer and/or its debt obligations have been assigned an AAA credit rating from S&P Global Ratings Europe Limited (“S&P”), an Aaa credit rating from Moody’s Investors Service Limited (“Moody’s”) and an AAA credit rating from Fitch Ratings Ltd (“Fitch”). As defined by S&P, an “AAA” rating means that the ability of the Issuer to meet its financial commitment on its obligations is extremely strong. As defined by Moody’s, an “Aaa” rating means that the Issuer’s ability to meet its financial obligations is judged to be of the highest quality, with minimal credit risk. As defined by Fitch, an “AAA” rating denotes the lowest expectation of credit risk and means that the Issuer has an exceptionally strong capacity for timely payment of its financial commitments.
3	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE
Save as discussed in the section headed “Subscription and Sale” in the Offering Circular, so far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.
4	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
	(i) Reasons for the offer:	The net proceeds of the issue of the Notes will be included in the ordinary capital resources of the Issuer and used in its ordinary operations.
	(ii) Estimated net proceeds:	U.S.$235,799,000
	(iii) Estimated total expenses:	£6,000
5	YIELD
	Indication of yield:	Not Applicable
6	HISTORIC INTEREST RATES
Not Applicable
7	PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING
Not Applicable
8	PERFORMANCE OF RATES OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT
Not Applicable

Annex

The Rate of Interest for each Interest Period will, subject as provided below, be Compounded SOFR plus the Margin.

For any Interest Period, “Compounded SOFR” will be calculated by the Calculation Agent on each Interest Determination Date as follows and the resulting percentage will be rounded, if necessary, to the fourth decimal place of a percentage point, with 0.00005 being rounded upwards:

where:

“dc” means the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd;

“Interest Period” means quarterly, from and including the prior Interest Payment Date (or if there is no prior Interest Payment Date, the Interest Commencement Date) to, but excluding, the next Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date, or, in the case of the Notes otherwise becoming due and payable, the date on which the Notes become due and payable);

the “SOFR Index” in relation to any U.S. Government Securities Business Day shall be the SOFR Index value published by the Federal Reserve Bank of New York as administrator of the SOFR reference rate (or a successor administrator) on the Relevant Screen Page on or about 8:00 a.m. (New York City time) on such U.S. Government Securities Business Day;

“SOFR IndexEnd” means the SOFR Index value on the day which is five U.S. Government Securities Business Days preceding (i) the Interest Payment Date relating to such Interest Period, or (ii) in the final Interest Period, the Maturity Date, or (iii) if the Notes otherwise become due and payable, the date on which the Notes become due and payable (each, an “Index Determination Date”);

“SOFR IndexStart” means the SOFR Index value on the day which is five U.S. Government Securities Business Days preceding the first date of the relevant Interest Period (also an “Index Determination Date”); and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

If the SOFR Index is unavailable on the Relevant Screen Page on any relevant Index Determination Date, “Compounded SOFR” will be calculated by the Calculation Agent on the relevant Interest Determination Date as follows, and the resulting percentage will be rounded, if necessary, to the fourth decimal place of a percentage point, with 0.00005 being rounded upwards:

where:

“d” means the number of calendar days in the relevant Reference Period.

“do,” for any Reference Period, means the number of U.S. Government Securities Business Days in the relevant Reference Period.

“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Reference Period.

“ni,” for any U.S. Government Securities Business Day “i” in the relevant Reference Period, means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day.

“Reference Period” shall mean, the period from and including the date which is five U.S. Government Securities Business Days preceding the first date of the relevant Interest Period to, but excluding, the date which is five U.S. Government Securities Business Days preceding (i) the Interest Payment Date relating to such Interest Period, or (ii) in the final Interest Period, the Maturity Date, or (iii) if the Notes otherwise become due and payable, the date on which the Notes become due and payable.

“SOFRi” means the SOFR Reference Rate for the U.S. Government Securities Business Day “i” in the relevant Reference Period (and published on the following US Government Securities Business Day).

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or successor administrator (on or about 8:00 a.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day).

If, in respect of any U.S. Government Securities Business Day in the relevant Reference Period, the Calculation Agent determines that the SOFR Reference Rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, such SOFR Reference Rate shall be:

a) (i) the daily Overnight Bank Funding Rate (the “OBFR”) published on or about 9:00 a.m. (New York City time) on the relevant U.S. Government Securities Business Day; plus (ii) the mean of the spread of the SOFR Reference Rate to the OBFR over the previous five days on which a SOFR Reference Rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the OBFR;

b) if the OBFR is not published by the Federal Reserve Bank of New York on or about 9:00 a.m. New York City time on the relevant U.S. Government Securities Business Day, such SOFR Reference Rate shall be (i) the Effective Federal Funds Rate (the “EFFR”)published on or about 9:00 a.m. New York City time on the relevant U.S. Government Securities Business Day; plus (ii) the mean of the spread of the SOFR Reference Rate to the EFFR over the previous five days on which a SOFR Reference Rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the EFFR; or

c) if neither the OBFR nor the EFFR nor SOFR are published by the Federal Reserve Bank of New York (or successor administrator) by close of business on the relevant US Government Securities Business Day, the SOFR Reference Rate shall be the SOFR Reference Rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding U.S. Government Securities Business Day on which the SOFR Reference Rate was published on the website of the Federal Reserve Bank of New York or the Relevant Screen Page (or otherwise published by the relevant authorised distributors).

Notwithstanding the paragraphs above, if the Federal Reserve Board and/or the Federal Reserve Bank of New York publishes guidance as to (i) how the SOFR Reference Rate is to be determined or (ii) any rate that is to replace the SOFR Reference Rate, the Calculation Agent shall, to the extent that it is reasonably practicable, follow such guidance in order to determine SOFR for the purpose of the Notes for so long as the SOFR Reference Rate is not available or has not been published by the authorised distributors.

If the Notes become due and payable in accordance with Condition 9, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the Pricing Supplement, be deemed to be the date which is five U.S. Government Securities Business Days preceding the date on which the Notes became due and payable, and the Rate of Interest on the Notes shall, for so long as the Notes remain outstanding, be that determined on such date.